Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2010 Omnibus Incentive Plan of Babcock & Brown Air Limited of our report dated March 18, 2008, with respect to the consolidated financial statements and schedules of Jet-i Leasing LLC included in Babcock & Brown Air Limited’s Annual Report (Form 20-F) for the year ended December 31, 2009 filed with the Securities and Exchange Commission.
San Francisco, California
May 7, 2010

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